SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2003

PERSONNEL GROUP OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13956	56-1930691

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

Five LakePointe Plaza, 2nd Floor
2709 Water Ridge Parkway
Charlotte, North Carolina 28217

(Address of Principal Executive Offices)
(Zip Code)

(704) 442-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or address, if changed from last report)

Item 5. Other Events.

     On March 31, 2003, the Registrant issued a press release announcing that it has received a term sheet from its current senior lenders to amend, and extend the maturity date of, its existing revolving credit facility. Pursuant to the term sheet, the existing lenders would amend the current revolving credit facility and extend its maturity date to May 1, 2004. Pursuant to the term sheet, subject to the Registrant’s compliance with covenants and to the payment of applicable extension fees, the Registrant at its option could extend the maturity date of the amended facility up to two times in six-month increments through May 1, 2005. Completion of the transactions contemplated by the term sheet is subject to the execution of a number of final agreements, including agreements related to the amended revolving credit facility, and other closing conditions and as a result there can be no assurance that the transactions will close as expected or that, if closed, the final terms of the amended revolving credit facility will not differ from those set forth in the term sheet.

     The press release is included as Exhibit 99.1, which is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable

     (c)  The following exhibits are filed as part of this report.

     Exhibit 99.1 – Press release dated March 31, 2003

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2003

PERSONNEL GROUP OF AMERICA, INC.

	By:	/s/ Ken R. Bramlett, Jr.

Ken R. Bramlett, Jr.
Senior Vice President

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Exhibit Index

Exhibit	Exhibit No.

Press release dated March 31, 2003	99.1

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